Exhibit 99.1

NEWS RELEASE

CONTACT:	CKE Restaurants, Inc:	Dennis Lacey EVP and CFO 714.778.7109

	Santa Barbara Restaurant Group, Inc.:	Ted Abajian CEO 805.563.3644 x110

CKE RESTAURANTS, INC. AND SANTA BARBARA RESTAURANT GROUP, INC.

SET TO CLOSE MERGER

         CKE Restaurants, Inc. (NYSE: CKR), and Santa Barbara Restaurant Group, Inc. (Nasdaq: SBRG), announced today that their previously announced merger in which CKE Restaurants will acquire Santa Barbara Restaurant Group has been approved by both companies’ stockholders at meetings held earlier today. The companies anticipate closing the merger tomorrow, Friday, March 1, 2002. Based upon the average closing price of the CKE common stock for the ten trading day period ending two days prior to March 1, 2002, which was $10.183, each share of SBRG common stock will be exchanged for 0.491 shares of CKE common stock.

         CKE Restaurants owns, operates and franchises approximately 3,400 quick-service restaurants, primarily under the Carl’s Jr. and Hardee’s brand names.

         Santa Barbara Restaurant Group is engaged in the food service industry. As of February 28, 2002 the Company operated 56 La Salsa restaurants, 25 Timber Lodge Steakhouse restaurants, and 5 Green Burrito restaurants. Santa Barbara Restaurant Group also franchises 39 La Salsa restaurants, 30 Green Burrito stand-alone restaurants, one Timber Lodge Steakhouse restaurant and 195 Green Burrito dual-concept restaurants.